EXHIBIT 31.1

CERTIFICATIONS

I, Neil Swartz, certify that:

1.	I have reviewed this quarterly report on Form 10-Q/A for the quarter ended September 30, 2020 of MediXall Group, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: January 29, 2021

/s/ Neil Swartz
Neil Swartz
Interim Chief Executive Officer
(Principal Executive Officer)